Exhibit 99.6
MEMC ELECTRONIC MATERIALS, INC.
PERFORMANCE UNIT AWARD AGREEMENT
(Performance Vesting)

2010 Equity Incentive Plan

THIS AGREEMENT is effective (DATE) between MEMC Electronic Materials, Inc. (the “Company”) and (NAME) (the “Participant”).

WHEREAS, the Company has adopted and maintains the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Subsidiaries with an appropriate incentive to encourage them to continue in the service and employ of the Company or Subsidiary and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the grant to Participants in the Plan of Performance Unit Awards, and the Company wishes to grant Performance Unit Awards to certain employees in consideration for their Employment with the Company or Subsidiary.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereto hereby agree as follows:

1.  Grant of Performance Unit Award.  Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants effective on (DATE) (the “Grant Date”) to the Participant the performance unit award (the “Performance Unit Award”) described in this Agreement.  The performance period for the Performance Unit Award is the (YEARS) year period commencing (DATE) and ending (DATE) (the “Performance Period”).

2.  Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Compensation Committee (the “Committee”), shall govern.  All capitalized terms used herein shall have the meaning given to such terms in the Plan.

3.  Terms and Conditions of Performance Unit Award.  The Performance Unit Award evidenced hereby is subject to the following terms and conditions:

(a)          Participant’s target Performance Unit Award opportunity for the Performance Period is (NUMBER) percent (__%) of Participant’s average annualized base salary during the (YEAR) years of the Performance Period (the “Target Incentive”).  For purposes of this Agreement, the average annualized base salary during the (YEAR) year period of the Performance Period shall be the sum of the base salary of the Participant on each of the anniversaries of the beginning date of the Performance Period, divided by (NUMBER).

(b)           The Performance Unit Award granted to the Participant hereby shall become vested in accordance with the vesting schedule set forth as Schedule I hereto, which schedule incorporates certain performance goals.

(c)           Subject to early termination of this Award Agreement pursuant to Section 4 or below, as soon as practicable, but no later than 90 days following the end of the Performance Period, the Company will pay to Participant the Performance Unit Award amount, if any, determined pursuant to Section 3(b) above.  Such amount shall be paid in Company common stock.  The amount of such common stock payable shall be determined by dividing the amount of the award under Section 3(b) above by the Fair Market Value (as that term is used in the Plan) of Company common stock on the date the stock is paid, rounding up any fractional share of stock to the next whole share.

4. Termination of Employment.

(a)     Notwithstanding the foregoing, unless the Committee otherwise determines at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason, the Performance Unit Award granted to the Participant hereby shall become vested as of the effective date of the termination of the Participant’s Employment with the Company.

(b)     Except as otherwise provided in Section 4(a) above, upon cessation of the Participant’s Employment with the Company for any reason before (DATE), the Performance Unit Award shall be forfeited, except as the Committee may otherwise determine in its sole discretion.

5.           [Forfeiture.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, as such terms are used in Section 304 of the Sarbanes-Oxley Act of 2002 or as interpreted by the Committee, then the Committee in its sole discretion may require Participant to reimburse or forfeit to the Company any payment received or to be received hereunder by Participant during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement.]

6.           Tax Withholding. Participant shall pay all applicable federal, state, local and foreign withholding taxes that the Company is required to withhold at any time with respect to the Performance Unit Award.  Such payment shall be made in full, at Participant’s election, in cash or check, by withholding from the Participant’s next normal payroll check, by the tendering of a check by the Participant for the required withholding amount.

7.           Non-Transferability.  The Performance Unit Award awarded hereunder shall not be transferable by the Participant.  Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Participant and his or her beneficiaries under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered.  Any attempt by the Participant or a beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

8.           Shareholder Rights.  The Participant shall not have any of the rights of a shareholder of the Company with respect to Performance Unit Award, such as the right to vote.

9.  Death Benefits.  In the event of the death of the Participant, the Company shall transfer the vested portion of the Performance Unit Award, if any, to the Participant’s legal representative or beneficiaries.  Such transfer shall be made within 30 days following death.

The Participant may designate a beneficiary or beneficiaries (contingently, consecutively, or successively) of such death benefit and, from time to time, may change his or her designated beneficiary.  A beneficiary may be a trust.  A beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive.  If there is no designated beneficiary surviving at the death of the Participant, payment of any death benefit of the Participant shall be made to the surviving spouse of the Participant, if any, and if no such surviving spouse to the estate of the Participant.

10.  Integration.  This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11.  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

12.  Amendment.  This Agreement may be amended by mutual consent of the parties hereto by written agreement.

13.  Code Section 409A.  The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance therewith.

14. Participant Acknowledgment.  By accepting this grant, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Performance Unit Award granted hereunder shall be final and conclusive.

MEMC ELECTRONIC MATERIALS, INC.

By: Tom Stiffler (Interim)
Title: Senior Vice President, Human Resources

SCHEDULE I
to Performance Unit Award Agreement